                                                                    EXHIBIT 99.4

                      IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE


In re:                                      )      Chapter 11
                                            )
CROWN BOOKS CORPORATION,     )
SUPER CROWN BOOKS CORPORATION,              )      Case No. 98-1575 (RRM)
CROWN BOOKS EAST CORPORATION,               )
CROWN BOOKS WEST CORPORATION,)
CROWN BOOKS NATIONAL CORPORATION,           )      (Jointly Administered)
and CROWN DHC CORPORATION,                  )
                                            )
                             Debtors.       )

                          ORDER AUTHORIZING THE DEBTORS
                 TO (a) RETURN GOODS PURSUANT TO SECTION 546(g)*
                      OF THE BANKRUPTCY CODE AND (b) OBTAIN
                          VENDOR FINANCING PURSUANT TO
                    SECTION 364(c)(1) OF THE BANKRUPTCY CODE

               Upon consideration of the "Motion for Order (i) Authorizing the Debtors On an Interim Basis to (a) Return Goods Pursuant to Section 546(g)* of the Bankruptcy Code and (b) Obtain Vendor Financing Pursuant to Section 364(c)(1) of the Bankruptcy Code, (ii) Scheduling Hearing to Consider Request for Further Authorization and (iii) Approving Settlement Agreement, Pursuant to Bankruptcy Rule 9019(a), Between the Debtors and Ingram Book Company", as modified, (as so modified, the "Motion") filed by Crown Books Corporation ("Crown"), Super Crown Books Corporation, Crown Books East Corporation, Crown Books West Corporation, Crown Books National Corporation and Crown DHC Corporation (collectively with Crown, the "Debtors"), as debtors and debtors in possession herein; and sufficient notice of the relief requested in the Motion having been given; and all capitalized terms not defined herein having the meanings ascribed to such terms in the Motion or in the Book Return Agreement (the "Agreement") annexed hereto as Exhibit A; and this Court having concluded, based on the filings herein and the record in this matter, that good cause exists for the relief sought in the Motion and that approval of the Agreement is in the best interests of the Debtors and their estates, it is

               ORDERED, that the Motion is hereby granted and approved on the terms and to the extent set forth below; and it is further

               ORDERED, that Ingram Book Company ("Ingram") is found and determined to have an allowed general unsecured claim against Crown in the amount of $12.3 million (the "Ingram Claim Amount") subject to: (i) the 502(d) Reservation, as defined below, and (ii) reduction not to exceed $1 million and then only if and to the extent that within thirty days from the date hereof, the Committee, Ingram and the Debtors are unable to satisfactorily reconcile a discrepancy, in the approximate amount of $1 million, between the December 31, 1997 balance of the Debtors' obligation to Ingram as reflected on the books and records of the Debtors and that reflected on the books and records of Ingram. In the event the Committee, Ingram and the Debtors cannot consensually reconcile such discrepancy within such 30 day period, any resulting dispute shall be presented to the Court for determination; and it is further

               ORDERED, that the Debtors are hereby authorized to enter into the Agreement with Ingram and in connection therewith to implement the Pre-Petition Returns Program (as described in the Agreement) up to a maximum amount equal to the Ingram Claim Amount; and it is further

               ORDERED, that pursuant to Section 546(g)* of the Bankruptcy Code, Ingram shall be entitled to credit against the Ingram Claim Amount the value of all books and other materials returned by the Debtors to Ingram, the amount of such credit to be calculated in accordance with the terms of the Agreement; and it is further

               ORDERED, that the Debtors are hereby authorized to obtain post-petition trade credit from Ingram pursuant to Section 364(c)(1) of the Bankruptcy Code on the terms and conditions set forth in the Agreement (the "Post-Petition Trade Facility"); and it is further

               ORDERED, that, subject to the Third-Party Avoidance Actions Carve-Out and the Ingram Avoidance Actions Reservation, as defined below, all post-petition trade credit provided by Ingram pursuant to the Agreement shall be granted a super-priority administrative expense claim as set forth in section 364(c)(1) of the Bankruptcy Code (the "Super-Priority Claim"), which Super-Priority Claim shall be (A) junior only to (i) the super-priority administrative expense claims, (and all "carve-outs" therefrom) granted and created in the Debtors' financing arrangements and agreements with Paragon Capital LLC ("Paragon") and Foothill Capital Corporation ("Foothill," and together with Paragon, the "Lenders") or any successor or replacement debtor in possession lender up to a maximum principal amount of $40 million (and all carve-outs therefrom substantially similar to the carve-outs granted by Lenders); provided, however, that the Super-Priority Claim shall not be junior to such super-priority administrative expense claim of the Lenders to the extent of, and with respect to, the limitation on the distribution on account of the Lenders' section 364(c)(1) claim from the proceeds, if any, of Ingram Avoidance Actions (as hereafter defined) as provided in the Final Order dated July 31, 1998 regarding the Lenders and (ii) the claims of any professionals hired by the Debtors or the Creditors' Committee and approved by the Court, and (B) pari passu with the claim of any other trade vendor which extends post-petition credit to the Debtors in connection with a 546(g)* program on terms no less favorable than those set forth in paragraph 4(a) of the

Agreement; and it is further

               ORDERED, that notwithstanding anything in this Order to the contrary, Ingram has agreed that its right to receive a payment or distribution on account of the Super-Priority Claim shall not extend to any causes of action arising under Chapter 5 of the Bankruptcy Code in which the defendant or potential defendant is any entity other than Ingram itself ("Third-Party Avoidance Actions") or to the proceeds thereof, and any deficiency remaining in the satisfaction of any of Ingram's claims after application of the assets of the Debtors' estates, other than the Third-Party Avoidance Actions and the proceeds thereof, shall constitute a general unsecured claim of Ingram (the foregoing exclusion of Third-Party Avoidance Actions and their proceeds from Ingram's right to receive a payment or distribution on account of the Super-Priority Claim is referred to in this Order as the "Third-Party Avoidance Actions Carve-Out"); and it is further

               ORDERED, that nothing in this Order shall constitute a finding of fact, conclusion of law, or determination of any kind or nature whatsoever as to whether or not Ingram's right to receive a payment or distribution on account of the Super-Priority Claim extends to any causes of action arising under Chapter 5 of the Bankruptcy Code in which the defendant or potential defendant is Ingram ("Ingram Avoidance Actions") or to the proceeds thereof, and the Creditors' Committee, Ingram and any subsequently appointed trustee in the Debtors' cases fully reserve their rights, claims, and defenses, to assert on any available factual or legal basis whatsoever, at a hearing to be held if necessary at a later date and upon notice, that any payment or distribution on account of the Super-Priority Claim should or should not extend to the Ingram Avoidance Actions and their proceeds (the foregoing reservation of rights, claims and defenses with respect to the

Ingram Avoidance Actions and their proceeds is referred to in this Order as the "Ingram Avoidance Actions Reservation"); and it is further

               ORDERED, that nothing in this Order shall constitute a finding of fact, conclusion of law, or determination of any kind or nature whatsoever as to whether or not the Ingram Claim Amount is subject to disallowance in whole or in part under section 502(d) of the Bankruptcy Code and the Creditors' Committee, Ingram and any trustee subsequently appointed in the Debtors' cases fully reserve their rights, claims, and defenses, to assert on any available factual or legal basis whatsoever, at a hearing to be held if necessary at a later date and upon notice, that the Ingram Claim Amount is or is not subject to disallowance under section 502(d) of the Bankruptcy Code (the foregoing reservation of rights, claims and defenses with respect to the Ingram Claim Amount is referred to in this Order as the "502(d) Reservation"); and it is further

               ORDERED, that Crown is authorized to sell for cash to Ingram up to 35% of the inventory located in those stores identified in the Motion of Debtor-in-Possession Pursuant to Sections 363 and 105(a) of the Bankruptcy Code for an Order: (a) Approving the Closing of Certain Stores, (b) Authorizing "Going-Out-Of-Business" Sales at those Locations, (c) Exempting the Sales from State and Local Regulatory Laws and Lease Provisions with which the Debtor might Otherwise be Required to Comply, (d) Authorizing the Debtor to Enter into an Agency Agreement, (e) Authorizing the Conduct of an Auction and (f) Approving Certain Notice and Bidding Procedures, Including Bid Protection and a Break-Up Fee (Docket No. 47) and at which going out of business sales occur (the "GOB Inventory") at a cash price equal to 77.5% of Crown's cost for such inventory on the terms set forth in the Agreement. The proceeds from the sale of the

GOB Inventory shall be paid to the Lenders in satisfaction of their post-petition claim. In connection with its acquisition of the GOB Inventory, Ingram shall be deemed a good faith purchaser within the meaning of section 363(m) of the Bankruptcy Code; and it is further

               ORDERED, that the Agreement has been negotiated in good faith and at arm's length between the Debtors and Ingram, with each party represented by counsel, and any credit extended by Ingram under the Post-Petition Trade Facility shall be deemed to have been extended in good faith, as that term is used in Section 364(e) of the Bankruptcy Code. Subject to the final decretal paragraph of this Order, any stay, modification, reversal or vacation of this Order shall not affect the Super-Priority Claim granted to Ingram pursuant to this Order, or the validity of any obligation of the Debtors to Ingram incurred pursuant to this Order; and notwithstanding any such stay, modification, reversal or vacation, all post-petition extensions of trade credit made by Ingram pursuant to this Order and any obligations incurred by the Debtors pursuant hereto prior to the effective date of such stay, modification, reversal or vacation shall be governed by the original provisions hereof, and Ingram shall be entitled to all the rights, privileges, benefits and remedies, including the priority granted herein, with respect to such obligations. Furthermore, the super-priority administrative expense claim granted in accordance with the Agreement and this Order will continue in full force and effect notwithstanding the conversion or dismissal of this case or the entry of an order confirming any plan in this Chapter 11 case; however, Ingram shall not be obligated to continue to extend credit or otherwise sell merchandise to the Debtors upon such event; and it is further

               ORDERED, that in order to implement and give effect to the 502(d) Reservation and Ingram Avoidance Actions Reservation set forth above, no subsequent determination of the matters reserved thereby shall constitute or be deemed to constitute a stay, modification, reversal or vacation of this Order, but shall instead constitute a de novo adjudication of issues that have been specifically reserved by agreement of the parties for future determination if necessary.

Dated:  August 20, 1998

        Wilmington, Delaware                /s/ RODERICK R. MCKELVIE
                                            ------------------------------------
                                            RODERICK R. MCKELVIE
                                            JUDGE, UNITED STATES DISTRICT COURT